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                                                                       Exhibit 5


                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100


                                             January 15, 2004



Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, California  92660

       Re:  Conexant Systems, Inc. Registration Statement on Form S-4
            ---------------------------------------------------------

Ladies and Gentlemen:

              In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by Conexant Systems, Inc., a Delaware corporation ("Conexant"), of 178,815,909 shares (the "Shares") of common stock, par value $.01 per share, of Conexant (including the associated preferred share purchase rights), to be issued in connection with the merger (the "Merger") of Concentric Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Conexant ("Concentric Sub"), with and into GlobespanVirata Inc., a Delaware corporation ("GlobespanVirata"), pursuant to the Agreement and Plan of Reorganization dated as of November 3, 2003 by and among Conexant, Concentric Sub and GlobespanVirata (the "Merger Agreement"), we advise as follows:

              As counsel for Conexant, we are familiar with the Restated Certificate of Incorporation and the By-laws of Conexant, each as amended to the date hereof, and we have reviewed (i) the Registration Statement on Form S-4 (Registration No. 333-111179) filed by Conexant on December 15, 2003 with the Securities and Exchange Commission (the "Commission") under the Securities Act with respect to the issuance of the Shares in connection with the Merger pursuant to the Merger Agreement, as amended by Amendment
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Conexant Systems, Inc.                   -2-                   January 15, 2004

No. 1 thereto being filed with the Commission on the date hereof (as so amended, the "Registration Statement"), (ii) the form of amended By-laws of Conexant to be adopted by Conexant prior to the Merger and (iii) the corporate proceedings taken by Conexant in connection with the authorization of the Merger and the issuance of the Shares in connection therewith. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of Conexant and such other instruments, certificates of public officials and representatives of Conexant and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of Conexant and appropriate public officials.

              On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that upon (i) the effectiveness of the Registration Statement, (ii) the approval of the issuance of the Shares in the Merger pursuant to the Merger Agreement by Conexant stockholders, (iii) the approval and adoption of the Merger Agreement and the approval of the Merger by GlobespanVirata stockholders, (iv) the filing with the Secretary of State of the State of Delaware of a certificate of merger in respect of the Merger and (v) the issuance of the Shares in connection with the Merger pursuant to the
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Conexant Systems, Inc.                   -3-                   January 15, 2004

Merger Agreement, the Shares will be legally and validly issued, fully paid and nonassessable.

              We express no opinion herein as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware (as well as the applicable provisions of the Delaware Constitution and applicable reported judicial decisions) and the federal laws of the United States.

              We hereby consent to the reference to us and our opinion in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,


                                           CHADBOURNE & PARKE LLP